Exhibit 10.5

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement dated July 26, 2006 (“Amendment No. 1”), by and between Solo Cup Investment Corporation, a Delaware corporation (the “Company”), Solo Cup Operating Corporation, a Delaware corporation (successor by merger to Solo Cup Company, an Illinois corporation) (“Solo Cup Company”), and Robert M. Korzenski (the “Executive”).

WHEREAS, the Executive, the Company and Solo Cup Company, previously entered into an employment agreement dated as of April 14, 2004 (the “Employment Agreement”);

WHEREAS, pursuant to Section 8.8 of the Employment Agreement, the Employment Agreement may be amended by written instrument executed by the Company and the Executive; and

WHEREAS, the Company and the Executive have determined that the Employment Agreement should be amended as provided below.

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree that, effective as of the date first set forth above:

1. A new Section 2.21 and Section 2.22 is added to the Employment Agreement as follows:

2.21 “Total Indebtedness” shall mean any senior bank debt, senior subordinated notes, other outstanding debt securities and any other indebtedness or borrowed money of the Company or Solo Cup Company, a Delaware corporation, (including accrued and unpaid interest with respect to the preceding list of indebtedness) minus cash and cash equivalents.

2.22 “Excluded Transaction” shall mean any gain or loss on any acquisition or disposition, any gain or loss on the sale of assets, any gain or loss on foreign exchange, the impact of any other non-operating expenses or income, the impact of any other extraordinary gains or losses, or the impact of any sale leaseback transaction, financing or refinancing.

2. Section 3.1(a) of the Employment Agreement is amended to substitute “Senior Vice President—Hoffmaster Brand of Solo Cup Company” with “Chief Executive Officer and President”.

3. Section 3.3(b) of the Employment Agreement is amended and restated to read in its entirety as follows:

(b) During the Employment Period, Executive shall also be eligible to earn an annual bonus (“Bonus”) for each fiscal year of the Company, subject to the Company’s annual reduction of Total Indebtedness by $50 million, equal to the following amount: (1) if the Company achieves 100% of target EBITDA for such fiscal year as set forth on Exhibit A hereto (“Target EBITDA”), a Bonus in the amount equal to 65% of the annual amount of Salary in effect on the last day of such fiscal year (“Target Bonus”); (2) if the Company achieves 90.7% of Target EBITDA for fiscal year 2006 or 85% of the Target EBITDA for any other fiscal year, a Bonus in an amount equal to 50% of Target Bonus; (3) if the Company achieves 115% of Target EBITDA, a Bonus in an amount equal to 150% of Target Bonus. If the Company achieves between 90.7% and 100% of Target EBITDA for fiscal year 2006 or between 85% and 100% of the Target EBITDA for any other fiscal year, or between 100% and 115% of Target EBITDA for such fiscal year, Executive’s Bonus shall based on a linear sliding scale between the applicable targets. If the Company achieves more than 115% of Target EBITDA in any such fiscal year, Executive’s Bonus shall increase dollar for dollar, provided that in no event shall the maximum Bonus payable to Executive exceed 200% of his Target Bonus (and Company performance beyond the point at which 200% of the Target Bonus is reached shall not result in any further increase in the Bonus). The Bonus for each fiscal year shall be paid to Executive by the Company in cash not later than the ninety (90) days after the end of such fiscal year. For purposes of this Section 3.3(b), a “reduction in Total Indebtedness” shall be measured with respect to the period beginning at the end of the December 31 immediately preceding the year for which the reduction is determined and ending at the end of the December 31 of the year for which the reduction is determined and shall not include any Excluded Transaction. If any Excluded Transaction occurs, the Boards of Directors of the Company and Solo Cup Company (subject to the terms of the Stockholders Agreement dated as of February 27, 2004 among the Company, Vestar Capital Partners IV, L.P. et al.) shall review and adjust, as determined to be appropriate in their reasonable judgment, the EBITDA and reduction in Total Indebtedness targets to take into account such activity. Further, should any extraordinary transaction or event occur during any fiscal year, the Board reserves the right, in its reasonable good faith judgment, to adjust the Target EBITDA for such fiscal year to take into account such transaction or event.

4. A new Section 3.3(c) is added to the Employment Agreement as follows:

(c) If either the Target EBITDA or the Company’s reduction of Total Indebtedness by $50 million is not met for 2006, the Board shall have the discretion (subject to the terms of the Stockholders Agreement dated as of February 27, 2004 among the Company, Vestar Capital Partners IV, L.P.

et al.) to pay a discretionary bonus to Executive if, in the Board’s reasonable judgment, such discretionary bonus award is appropriate.

5. Section 4.2(b)(i) of the Employment Agreement is amended to read as follows:

(b) Until the earlier to occur of (i) expiration of the 18 month period immediately following the termination date

6. Section 7.1(a) of the Employment Agreement is amended and restated to read in its entirety as follows:

(a) Executive will not at any time (whether during or after Executive’s employment with the Company), except as reasonably necessary in connection with the performance of Executive’s duties hereunder (x) retain or use for the benefit, purposes or account of Executive or any other Person, or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information—including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals—concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Board.

7. Exhibit A to the Employment Agreement is amended and restated to read in its entirety as follows:

EBITDA TARGETS

The targets (in millions) are as follows:

	2004	2005	2006	2007	2008
EBITDA	$205.5	$236.8	$220.4	$250.0	$275.0

For purposes of this Employment Agreement, “EBITDA” shall mean earnings before interest, taxes, depreciation and amortization, and shall not include any Excluded Transaction. For avoidance of doubt, integration costs will not be added back in calculating EBITDA.

8. Except as modified by the foregoing, the Employment Agreement shall continue in full force and effect in accordance with its terms. All references to the Employment Agreement from and after the date hereof shall be deemed to include the Employment Agreement and this Amendment No. 1.

9. This Amendment No. 1 shall not be altered, amended or modified except by written instrument executed by the Company and Executive.

10. This Amendment No. 1 and the Employment Agreement as amended hereby, contain the entire understanding of the Company and Executive with respect to its subject matter and supersede all prior agreements and understandings (including verbal agreements) between Executive and the Company and/or its affiliates regarding the terms and conditions of Executive’s employment with the Company and/or its affiliates.

11. Sections 8.10, 8.11 and 8.12 of the Employment Agreement are incorporated herein by reference mutatis mutandis.

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IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Company have executed this Amendment No. 1 as of the date first set forth above.

SOLO CUP INVESTMENT CORPORATION

By:	/s/ Jan Stern Reed
Title:	EVP—Human Resources and General Counsel

SOLO CUP COMPANY

By:	/s/ Jan Stern Reed
Title:	EVP—Human Resources and General Counsel

/s/ Robert M. Korzenski
Robert M. Korzenski

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